                                                                                Exhibit 11.1

                       Bell & Howell Company and Subsidiaries
                      Computation of Earnings per Common Share
              (Dollars and shares in thousands, except per share data)
                                    (Unaudited)
                                                   Thirteen Weeks        Twenty-six Weeks
                                                      Ended                  Ended
                                                ------------------     -----------------
                                                June 29,  June 28,     June 29,   June 28,
                                                 1996      1997         1996       1997
                                                -------   -------      ------     ------
   Net earnings:

     Earnings before extraordinary items      $ 3,344     $ 4,610     $ 5,197    $ 6,660

     Extraordinary losses                      (2,585)        (67)     (2,585)      (972)
                                               ------      ------      ------     ------
     Net earnings                             $   759       4,543     $ 2,612    $ 5,688
                                               ======      ======      ======     ======

     Average number of common shares and
     equivalents outstanding:

       Primary                                 18,636      18,473      18,601     18,430

       Fully diluted                           18,636      18,558      18,626     18,525

     Net earnings per common share:

      Primary:

      Earnings before extraordinary
       items                                  $  0.18     $  0.25     $  0.28    $  0.36
      Extraordinary losses                      (0.14)         --       (0.14)     (0.05)
                                               ------      ------      ------     ------
      Net earnings per common share           $  0.04     $  0.25     $  0.14    $  0.31
                                               ======      ======      ======     ======

      Fully diluted:

      Earnings before extraordinary
       items                                  $  0.18     $  0.25     $  0.28    $  0.36
      Extraordinary losses                      (0.14)         --       (0.14)     (0.05)
                                               ------      ------      ------     ------
      Net earnings per common share           $  0.04     $  0.25     $  0.14    $  0.31
                                               ======      ======      ======     ======

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